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                                                                      Exhibit 15





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Commissioners:


We are aware our report dated November 3, 2000 on our review of interim financial information of Acme Metals Incorporated (the "Company") as of and for the period ended September 24, 2000 and included in the Company's quarterly report of Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-17235, 33-19437 and 33-308471) and in its Registration Statements on Form S-8 (Nos. 33-38747 and 33-59627).


Very truly yours,



/s/ PricewaterhouseCoopers LLP
--------------------------------
PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
November 8, 2000



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